Exhibit 4.2

NUMBER 1085
GOLDEN ENTERTAINMENTTM
CASINOS DISTRIBUTED GAMING TAVERNS
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA
SHARES
SEE RESTRICTIVE LEGEND(S) ON REVERSE SIDE
CUSIP 381013 10 1
THIS CERTIFIES THAT
SPECIMEN
is the owner of
SHARES OF FULLY PAID AND NON-ASSESSABLE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF
GOLDEN ENTERTAINMENT, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile signatures of the Corporation’s duly authorized officers.
Dated:
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS
COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
BY:
TRANSFER AGENT
AND REGISTRAR
AUTHORIZED SIGNATURE

THE ARTICLES OF INCORPORATION OF THE CORPORATION IMPOSE ON HOLDERS OF ITS CAPITAL STOCK CERTAIN OBLIGATIONS RELATING TO COMPLIANCE WITH REQUIREMENTS OF GAMING AUTHORITIES AND EMPOWER THE BOARD OF DIRECTORS TO REDEEM STOCK UNDER CERTAIN CIRCUMSTANCES. THE CORPORATION WILL FURNISH ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A COPY OF THE ARTICLES OF INCORPORATION AND A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED, TO BE ISSUED SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UTMA – Custodian
(Cust) (Minor)
TEN ENT	–	as tenants by entireties	under Uniform Transfers to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	Act (State)

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                    Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                           Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED
ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”). THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Golden Entertainment, Inc. and Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association dated effective as of January 25, 2015 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Golden Entertainment, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Golden Entertainment, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, Acquiring Persons, or Related Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.